SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            ACME ELECTRIC CORPORATION

                           JOHN B. DRENNING, SECRETARY

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1) Title of each class of securities to which transaction applies:
       ...................................................................
    2) Aggregate number of securities to which transaction applies:
       ...................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was determined):
       ...................................................................
    4) Proposed maximum aggregate value of transaction:
       ...................................................................
    5) Total fee paid:
       ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
       .............................................
    2) Form, Schedule or Registration Statement No.:
       .............................................
    3) Filing Party:
       .............................................
    4) Date Filed:
       .............................................

LETTER TO SHAREHOLDERS



September 16, 1998


Dear Shareholder:

     The Annual Meeting of Shareholders of Acme Electric Corporation will be held at the Adam's Mark Hotel, 120 Church Street, Buffalo, New York, at 9:00 a.m. on Friday, October 29, 1999. Beverages and pastries will be served at 8:30 a.m. prior to the Meeting.

     We hope that you can attend the Meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible. It is important that your shares be represented. The enclosed envelope requires no postage when mailed within the United States. If you attend the Meeting, you may revoke your proxy if you wish and vote personally.

     The formal Notice and the Proxy Statement which accompany this letter contain details of the business to be conducted at the Meeting, including the election of directors and ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000. We urge you to read carefully the description of these proposals in the Proxy Statement and to vote for their adoption.

Sincerely,

/S/

Robert J. McKenna
Chairman, President and CEO

PROXY CARD

                                     PROXY
                           ACME ELECTRIC CORPORATION
                This Proxy Solicited By The Board of Directors

    The undersigned hereby appoints ROBERT J. McKENNA AND MICHAEL A. SIMON, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of ACME ELECTRIC CORPORATION to be held Friday, October 29, 1999, at 9:00 a.m. EST at the Adam's Mark Hotel, 120 Church Street, Buffalo, New York, and at any adjournment thereof, for the following purposes:

                  (PLEASE DATE AND SIGN ON THE REVERSE SIDE)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                           ACME ELECTRIC CORPORATION

                               October 29, 1999




                Please Detach and Mail In The Envelope Provided
   -------------------------------------------------------------------------
_X_ Please mark your votes as in this example.

(1) To elect a board of five directors:

___ FOR all nominees listed at right                Nominees:
    (except as marked to the contrary below)        Robert D. Batting
                                                    Robert T. Brady
___ WITHHOLD authority to vote for all              Randall L. Clark
    nominees listed at right                        Terry M. Manon
(Instruction: To withhold authority to vote for     Robert J. McKenna
any individual nominee, strike a line through the nominee's name at right.)

(2) To ratify the reappointment of   FOR     AGAINST         ABSTAIN
    PricewaterhouseCoopers LLP       ___        ___             ___
    as independent auditors of the Company;
    and

(3) To transact such other business as may properly come before the meeting, or any adjournment thereof, hereby giving to each of my said proxies, power, authority and discretion to act as fully as I might do if personally present. The named proxies, or any of them, shall have and may exercise all powers hereunder.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

Signature _______________ Signature _________________ Dated _____________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or a corporation official, please give full title. Each joint owner must sign the proxy.

PROXY STATEMENT


                                    (Logo)


                                400 Quaker Road
                          East Aurora, New York 14052


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1999


To the Shareholders of
     ACME ELECTRIC CORPORATION

      The Annual Meeting of Shareholders of Acme Electric Corporation will be held at 9:00 a.m., Friday, October 29, 1999, at the Adam's Mark Hotel, 120 Church Street, Buffalo, New York, for the following purposes:

     1.  To elect a board of five directors;
          2. To ratify the reappointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 2000; and
          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Shareholders of record at the close of business on September 10, 1999, will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted for the election of the five persons listed in the attached proxy statement to form the Board of Directors of the Company, subject to any changes in the nominees as set forth in the proxy statement; for the ratification of the reappointment of PricewaterhouseCoopers LLP as independent auditors; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.

                                         By Order of the Board of Directors
                                         John B. Drenning, Secretary

September 15, 1999


                            YOUR VOTE IS IMPORTANT

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD, AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES DIRECTLY IF YOU SO DESIRE.

                                    (Logo)


                                400 Quaker Road
                          East Aurora, New York 14052


                                PROXY STATEMENT

       This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Acme Electric Corporation for use at the Annual Meeting of its shareholders to be held at the Adam's Mark Hotel, 120 Church Street, Buffalo, New York, at 9:00 a.m. on Friday, October 29, 1999, and at any adjournment thereof. This proxy statement and form of proxy are being mailed to shareholders on or about September 15, 1999.
      A shareholder returning the enclosed proxy shall have the power to revoke it in writing at any time before it is voted by notifying Robert J. McKenna or Michael A. Simon at the offices of the Company at 400 Quaker Road, East Aurora, New York 14052, and any shareholder attending the Meeting may vote in person whether or not he or she has filed a proxy. If not revoked, the proxy will be voted in accordance with its terms.
      Where a shareholder specifies a choice with respect to the propositions set forth in the proxy, his or her shares will be voted in accordance with the instructions given. If no specific instructions are given, his or her shares will be voted FOR the election of the nominees for Director of the Company and FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as independent auditors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. Shares represented at the Meeting by proxy or in person will be counted for the purpose of establishing a quorum. If shares are not represented at the Meeting by proxy or in person, they will not be counted for the purpose of a quorum nor toward the vote required for approval of the proposals. Votes withheld, abstentions and broker non-votes will be counted towards the quorum, but will not be counted as votes for or against a proposal.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Shareholders of record at the close of business on September 10, 1999, will be entitled to vote at the Meeting. As of that date, there were outstanding 5,073,656 shares of the Common Stock. The holders of Common Stock are entitled to one vote per share.
      The following is the only shareholder owning of record or, to the knowledge of Management, beneficially, more than five percent (5%) of the outstanding voting securities of the Company as of August 19, 1999, based upon information believed to be reliable.


Title of     Name and Address       Shares Beneficially   Percent of
 Class          of Owner                  Owned             Class
-------------------------------------------------------------------------------
----
Common   First Carolina Investors, Inc.  1,000,000 (1)      19.71
Stock    1130 East Third Street, Suite 410
         Charlotte, NC

(1) First Carolina Investors, Inc. has sole voting power and sole dispositive power with respect to these shares.

                              Proposal Number One

                             ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors elected by the shareholders. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them monthly, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company and its subsidiaries.
      A Board of five Directors is to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Each nominee was selected on the recommendation of the Nominating Committee of the Board. All nominees have expressed a willingness to serve as a Director during the coming year.
     All of the nominees named on the following pages were elected to the Board of Directors at the annual meeting of shareholders held on October 30, 1998. Unless the proxy is otherwise marked, the proxy shall be voted for election of these nominees. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Votes withheld and broker non-votes will be counted as being represented at the Meeting, but will not otherwise have an effect on the outcome of the vote for the election of directors. Withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.
      The Management has no reason to believe that any of the nominees will not be available for election as a Director. However, should any nominees become unavailable, the proxy may be voted for such other person or persons as shall be nominated by the Board of Directors following recommendations by the Nominating Committee.
      The following information is presented with respect to the nominees for the office of Director and for all Executive Officers and Directors as a group, as of August 13, 1999.


                      NOMINEES FOR ELECTION AS DIRECTORS

                   Principal Occupation and Business        Shares of
                   Experience During the Past Five        Common Stock
    Nominee        Years and Other Directorships        Beneficially Owned
----------------------------------------------------------------------------
Robert D. Batting  Director, President and Chief  Sole Beneficial Ownership:
Age 58             Executive Officer, Kenney                           2,769
Director Since     Manufacturing Company, a     Shared Beneficial Ownership:
1995               manufacturer of consumer                                0
                   durable/hardware products,    Right to Acquire:  4,889.09
                   since July 1997.  Prior         Percent of Class:     .15
                   thereto, Vice President and
                   General Manager, Brown &
                   Sharpe Manufacturing Co.,
                   a manufacturer of industrial
                   measurement devices, since
                   1995.  Prior thereto,
                   President, Clearing/Niagara,
                   Inc., a manufacturer of
                   industrial press equipment,
                   since 1991.

Robert T. Brady    Director, Chairman, President  Sole Beneficial Ownership:
Age 58             and Chief Executive Officer,                        1,465
Director Since     Moog Inc., manufacturer of   Shared Beneficial Ownership:
1988               fluid controls for aerospace                          300
                   and industrial applications,  Right to Acquire: 10,192.91
                   since 1996. Director,           Percent of Class: .    24
                   Astronics Corporation, M&T
                   Bank Corp., Seneca
                   Foods Corp., National Fuel
                   Gas Company.

Randall L. Clark   Chairman, Dunn Tire            Sole Beneficial Ownership:
Age 56             Corporation, tire                                   2,624
Director Since     distribution company,        Shared Beneficial Ownership:
1995               since 1996.  Principal,                                 0
                   Buffalo Ventures, Inc.,       Right to Acquire:  6,034.07
                   investment banking company      Percent of Class:     .17
                   since 1996.  Prior thereto,
                   Executive Vice President
                   and Chief Operating Officer,
                   Pratt & Lambert United, Inc.,
                   a manufacturer of paints
                   and chemical products, from
                   1992 until 1995.

Terry M. Manon     Senior Vice President, Air     Sole Beneficial Ownership:
Age 48             Handling Products, Trane                            1,465
Director Since     Company, manufacturer of     Shared Beneficial Ownership:
1994               air handling systems, since                             0
                   1996.  Prior thereto, Vice    Right to Acquire:  6,192.91
                   President, Air Handling         Percent of Class:     .15
                   Systems Division, Trane
                   Company, since 1987.

Robert J. McKenna  Chairman, President and        Sole Beneficial Ownership:
Age 51             Chief Executive Officer of                         20,526
Director Since     Acme Electric Corporation,   Shared Beneficial Ownership:
1993               since 1994.  Director,                                 *0
                   Astronics Corporation         Right to Acquire:    33,750
                                                   Percent of Class:    1.07


All Executive Officers              Sole Beneficial Ownership:        38,700
and Directors as a                Shared Beneficial Ownership:         6,932
Group (10 Persons)                           Right to Acquire:  **100,308.98
                                             Percent of Class:          2.88

*Does not include 80,000 shares held in the Company's Retirement Plan for Employees of the Company (see Pension Plan) as to which shares Mr. McKenna has shared voting and investment powers in his capacity as Chairman of the Pension Committee.

**Includes shares which are exercisable under the 1989 Stock Option Plan, the 1996 Directors' Stock Option Plan, and 1998 Stock Option Plan.

                     COMMITTEES OF THE BOARD OF DIRECTORS

      The Board has appointed from its members Executive, Audit, Compensation and Nominating Committees which have the responsibilities and authority described below.
      The Executive Committee has, during the interval between meetings of the Board of Directors, the authority to exercise all the powers of the Board delegated to it by the Board in the management and direction of the business and affairs of the Company. Members of this Committee are Messrs. Brady, Clark and McKenna.
      The Audit Committee has the responsibility, among other things, to (i) recommend the selection of the Company's independent auditors, (ii) review the adequacy of the audit by the independent auditors, (iii) review the financial statements which are the subject of the independent auditors' certification, and (iv) review the effectiveness of the Company's internal auditing procedures. Members of this Committee are Messrs. Batting, Clark and Manon. Two meetings of the Audit Committee were held during fiscal year 1999.
      The Compensation Committee has the responsibility, among other things, to
(i) review and make recommendations on the compensation rate for executive officers of the Company, and (ii) review incentive compensation plans and make recommendations as to the adoption of these plans. Members of this Committee are Messrs. Batting, Brady and Clark. Two meetings of the Compensation Committee were held during fiscal year 1999.
      The  Nominating Committee has the responsibility, among other things,  to
(i) study and make recommendations as to the size and composition of the Board,
(ii) make nominations to the Board prior to the Annual Meeting, and (iii) search for potential candidates and make recommendations as to candidates for membership on the Board. Two meetings of the Nominating Committee were held during fiscal year 1999. Members of this Committee are Messrs. Brady, Clark and McKenna. The Nominating Committee will consider nominees for the Board recommended by shareholders. A shareholder wishing to recommend such nominees for election at the 2000 Annual Meeting of Shareholders should submit such recommendation in writing to the Secretary of the Company at its East Aurora address on or before May 18, 2000.
      Each non-employee member of the Board of Directors receives payments in the form of stock options under the 1996 Directors' Stock Option Plan. Each quarter non-employee directors are entitled to receive an option to purchase shares of the Common Stock of the Company at 30% of the fair market value of such shares when the option is granted. The number of shares subject to each option is determined by dividing the nominal amount of quarterly fees of $2,500 by 70% of the fair market value of each share. Fair market value is the average of the high and low sales prices of a share on the New York Stock Exchange on the most recent prior trading day. In addition, non-employee directors are eligible to be selected as participants in the 1998 Stock Option Plan. During fiscal year 1999, options to purchase 2,000 shares of the Common Stock of the Company at an exercise price of $4.00 per share were granted to each non-employee director.
     During fiscal year 1999, the Board of Directors held four meetings. Each Director attended 75% or more of the Board meetings and meetings of the Committees of the Board on which such Director served.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors is made up of only outside directors and oversees the Company's executive compensation programs. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves the salaries of all elected officers. Any directors who are full-time employees are excused from voting on their own compensation. The Committee also oversees the other elements of executive compensation, including annual incentive awards and stock options.

General Philosophy

     The philosophy of the Company is that annual compensation should adjust to Company performance, and long-term incentives should align with creating shareholder value. The Committee believes that operating criteria should determine annual cash incentive compensation, and market-based criteria, as measured by the market price of the Company's Common Stock, are better tied to performance periods longer than a year. Individual compensation should reflect operating unit performance for division executives and Company performance for selected elected officers, with the purpose being to attract and retain qualified executives.

Salaries

      Salaries are based upon a commercially available study of the durable goods manufacturing sector for companies of a similar size. Salary payments are primarily intended to reward current and past performance based upon job experiences and comparison to peers both inside and outside the Company.

Annual Incentive Awards

     Annual incentive awards are designed to motivate and reward the individual for personal contributions to the success of the Company. The Executive Incentive Plan (EIP) rewards selected elected officers based upon return on equity. A minimum threshold based on recognized financial return rates, which incorporate investment risk, must be met before any payments are made. A percentage of pre-tax earnings above the threshold is distributed as a percentage of base salary.
      The Board of Directors can also make individual awards based on their assessment of contributions to the tactical and strategic goals set by the Chief Executive Officer and approved by them at the beginning of the year.
      The Management Incentive Plan (MIP) rewards key managers and officers based upon their respective division's operating profit, net asset utilization and sales growth. The MIP pays only for improvement and is distributed as a percentage of base salary. The MIP has a maximum allowable payout of 40% of salary.
      Every other employee of the Company participates in an annual incentive plan.

Stock Options

     Stock options accomplish the objective of further motivating executives to create shareholder value. Options are reviewed on an annual basis. Options are granted with an exercise price equal to the closing price of Acme stock on the day of the grant, creating recipient value only as the stock increases in market price. Stock options granted under 1998 Stock Option Plan to certain executive officers in fiscal year 1999 are shown in the table of Option Grants in Last Fiscal Year on page 9. With the approval of the 1998 Stock Option Plan by the shareholders at the 1998 Annual Meeting of Shareholders, the granting of options under the 1989 Stock Option Plan ceased.

Compensation of the Chief Executive Officer

      The Chief Executive Officer's salary was determined by the Committee, in accordance with the above stated philosophy.
      An incentive payment was made to the CEO based on fiscal 1999 earnings exceeding the required return threshold on beginning shareholder equity, as established by the Board of Directors.
     The Committee believes that both annual and long-term compensation for the last three years reflect this statement on philosophy.

Submitted  by the Compensation Committee:      Robert D. Batting     Robert  T.
Brady    Randall L. Clark

                           Summary Compensation Table
                                                      Long Term Compensation
                                                      ----------------------
                              Annual Compensation             Awards
Payouts
                           -------------------------  ---------------------- ---
----
                                               Other  Restricted  Securities
                   Fiscal                      Annual    Stock   Underlying
LTIP      All Other
  Name and         Year    Salary    Bonus  Compensation Award(s) Options
Payouts   Compensation
Principal Position  End      ($)      ($)        ($)      ($)      (#)
($)           ($)
                                      (1)        (2)                (3)
(4)           (5)
________________________________________________________________________________
________________________
R.J. McKenna      6/30/99  287,000  123,008      ---      ---     45,000       -
--          2,592
  Chairman/       6/30/98  278,000  138,374      ---      ---     15,000       -
--          1,566
  President/CEO   6/30/97  262,625      ---      ---      ---        ---       -
--          1,566

D.K. Corwin       6/30/99  160,000      ---      ---      ---     10,000       -
--          1,697
  V.President/GM  6/30/98  155,189   46,347      ---      ---      5,000       -
--          1,612
  Electronics Div.6/30/97  149,334      ---      ---      ---        ---       -
--            927

J.E. Gleason      6/30/99  138,701   55,480   50,005      ---     10,000       -
--          1,176
  V.President/GM  6/30/98  134,645   53,858      ---      ---      5,000       -
--            599
  Aerospace Div.  6/30/97  128,861      ---      ---      ---        ---       -
--            891

N.T. Arena        6/30/99  134,000    4,922      ---      ---     10,000       -
--          1,376
  V.President/GM  6/30/98  130,000      ---      ---      ---      5,000       -
--            607
  Power Distribution 6/30/97 118,861 14,834      ---      ---        ---       -
--            400
  Products Division

1.  Bonuses accrued at June 30 and paid within the subsequent ninety-day period.
2. Annual perquisites with aggregate value exceeding 10 percent of salary and bonus. Amount reported includes relocation reimbursement of $42,171.
3. All grants were incentive stock options granted under the Company's 1998 or 1989 Stock Option Plans based on fiscal 1998 and 1997 Company performance.
4.  The Company has no long-term incentive plans.
5. The amounts reflected in this column are the value of group term-life insurance. The Company has not contributed to any defined contribution plans.

                        Option Grants in Last Fiscal Year

Potential Realizable

Value at Assumed
                                                                         Annual
Rates of Stock
                                                                          Price
Appreciation for
                                     Individual Grants
Option Term
                      -------------------------------------------------  -------
--------------
                      Number of  % of Total
                      Securities  Options
                      Underlying Granted to    Exercise
                       Options   Employees     or Base
                       Granted    in Fiscal      Price   Expiration
    Name              (#)(1)(2)    Year         ($/Sh)      Date            5%
($)     10% ($)
________________________________________________________________________________
________________________
R.J. McKenna             45,000     48.4%        $4.00    08/31/2008
113,201     286,874

D.K. Corwin              10,000     10.8%        $4.00    08/31/2008
25,156      63,750

J.E. Gleason             10,000     10.8%        $4.00    08/31/2008
25,156      63,750

N.T. Arena               10,000     10.8%        $4.00    08/31/2008
25,156      63,750

1.  The Company does not have a stock appreciation rights plan.
2. Options became 50% exercisable on December 1, 1998, and 100% exercisable on September 1, 1999.

    Aggregated Option Exercises In Last Fiscal Year And F/Y-End Option Values
           Shares Acquired  Value      Number of Unexercised Value of
Unexercised In-the-Money
             on Exercise   Realized   Options at F/Y-End (#)      Options at F/Y-
End ($)
    Name           (#)       ($)     Exercisable/Unexercisable
Exercisable/Unexercisable
________________________________________________________________________________
________________________
R.J. McKenna     None        ---          33,750/36,250
$32,344/$32,344

D.K. Corwin      None        ---          18,000/10,000
$11,688/$7,188

J.E. Gleason     None        ---          13,000/10,000
$8,876/$7,188

N.T. Arena       None        ---           6,250/8,750
$7,188/$7,188


1.  Supplemental Requirement Information:
                       Shares of Common Stock Beneficially Owned

    D.K. Corwin        Sole Beneficial Ownership:              0
                       Shared Beneficial Ownership:        5,422
                       Right to Acquire:                  18,000
                       Percent of Class:                     .46

    J.E. Gleason       Sole Beneficial Ownership:          6,481
                       Shared Beneficial Ownership:            0
                       Right to Acquire:                  13,000
                       Percent of Class:                     .38

    N.T. Arena         Sole Beneficial Ownership:              0
                       Shared Beneficial Ownership:        1,270
                       Right to Acquire:                   6,250
                       Percent of Class:                     .15

                 Comparison of 5-Year Cumulative Total Return


                                    (Graph)



                   June 94  June 95 June 96  June 97  June 98  June 99
Acme Electric Corp.$100.00  $358.82$  89.71 $  77.94 $  56.61 $  63.98
S & P 500 Index    $100.00  $126.07 $158.85  $213.97  $278.51  $341.88
Peer Group         $100.00  $167.58 $191.92  $274.99  $277.39  $431.85
___________________________________________________________________________

Peer Companies:
   Advanced Micro Devices  Intel Corp.                Raychem Corp.
   EG&G Inc.               Loral Corp.                E-Systems
   Emerson Electric Co.    Magnetek Inc.              SL Industries Inc.
   Hewlett-Packard Co.     Motorola Inc.              Tektronix Inc.
   Honeywell Inc.          Nat'l Semiconductor Corp.  Texas Instruments Inc.
   Hubbell Inc. -CL B      PE Corp.                   Thomas & Betts Corp.

                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Mr. McKenna has a three-year employment agreement with the Company. Each of Messrs. Corwin, Gleason and Arena has a two-year employment agreement. The terms of the agreements are automatically extended unless either party gives timely notice to the other not to extend. Under the agreements, the executives receive a base salary, plus bonus, as determined by the Board of Directors. In the event of a breach of agreement by the Company following a change in control of the Company (as defined in the agreement), each is entitled to receive, for the remainder of the term of his agreement, an amount equal to his base salary at the time of breach plus a bonus. In addition, each is entitled to receive continued medical, dental, and disability and life insurance benefits for life or until he accepts other full-time employment. Over the term of each agreement, contributions will continue to be made on behalf of each officer to the Company's Pension Plan for Salaried Employees and, in the case of Messrs. McKenna and Corwin, to the Supplemental Executive Retirement Plan. Mr. McKenna is also entitled to severance benefits equivalent to six months' salary (except for termination for cause) and to the continuation of certain other benefits during the remainder of the term of his agreement. Under the agreements, the officers must preserve confidential Company information and refrain from any activities that may compete with the Company's business.


                            1989 STOCK OPTION PLAN

      Upon approval of the 1998 Stock Option Plan by the shareholders at the 1998 Annual Meeting of Shareholders, the granting of options under the 1989 Plan ceased.


                       1996 DIRECTORS' STOCK OPTION PLAN

      The 1996 Directors' Stock Option Plan (the "1996 Plan") was approved by the Company's shareholders on October 31, 1996. The purpose of the 1996 Plan is to facilitate ownership in the Company by non-employee directors of the Company by providing them with a convenient means to purchase Common Stock of the Company and, thereby, to share in its progress and success. Currently, four directors participate in the 1996 Plan.
     The grant of options under the 1996 Plan occurs automatically on the first day of each quarter of a calendar year to each eligible director in lieu of director fees attributable to service as a director during such quarter. A total of 50,000 shares of Common Stock are available for grant under the 1996 Plan.
      The Purchase Price of each share of Common Stock subject to an option is equal to 30% of the fair market value (determined as provided in the 1996 Plan) of a share of Common Stock on the date the option is granted. The number of shares of Common Stock subject to the option will be equal to the director fees for the preceding quarter, divided by 70% of the fair market value of a share of Common Stock on the date the option is granted. The discount amount for the number of shares granted replaces the value of the cash director fees that would otherwise be due. Each eligible director will accrue director fees of $2,500 each quarter for credit toward the grant of options under the 1996 Plan.
      An option becomes exercisable in full six months after the date of grant, and, to the extent not previously exercised, will expire ten years after the date of grant or, in some cases, earlier pursuant to provisions in the 1996 Plan relating to a director's termination of service.
      Each option will be evidenced by a written option agreement executed by the Company and the director. Stock must be paid for in full in cash when purchased upon the exercise of options. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the purchase price, and the Company will be entitled to a deduction in the same amount.
      Options are not transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.

                            1998 STOCK OPTION PLAN

     The 1998 Stock Option Plan (the "1998 Plan") was approved by the Company's shareholders on October 30, 1998. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a long-term incentive compensation program that will be an incentive to key employees and non-employee directors of the Company and its subsidiaries whose contributions are important to the continued success of the Company and its subsidiaries and enhance their ability to attract and retain in their employ and as directors highly qualified persons for the successful conduct of their businesses.
     Under the 1998 Stock Option Plan, certain individuals are granted, for a period of up to ten years, beginning with the date of the grant, options to purchase specified amounts of the Company's Common Stock for 100% of the fair market value of the stock, subject to option, on the date of the Option's grant. A total of 500,000 shares of Common Stock are available for grant of options under the Plan.

                                 PENSION PLAN

   Executive officers of the Company, including those named in the Summary Compensation Table, are covered by the Retirement Plan for Employees of the Company ("Pension Plan"). Messrs. McKenna and Corwin are also covered by the Supplemental Executive Retirement Plan ("Supplemental Plan"). These Plans provide for regular monthly payments to retirees. Normal retirement age under the Plans is 65. The Plans also provide for early and disability retirement. The normal monthly retirement benefit is reduced by up to one-half of one percent for each month between the date benefits begin and a participant's normal retirement date in the event of early retirement. The disability retirement benefit is the benefit accrued by a participant to the disability retirement date. Benefits are not subject to any deduction for Social Security or other payments. The cost of the Plans is borne by the Company.
   The normal retirement benefit under the Pension Plan is one percent of the average monthly base salary for each year of credited service at December 31, 1991, plus 1.5 percent of monthly W-2 wages earned in each year of credited service after December 31, 1991. The Internal Revenue Code of 1986, as amended, limits the amount of benefits payable under the Pension Plan, as well as the amount of compensation used to determine those benefits. For benefits accruing in plan years beginning after 1997, no more than $160,000 (indexed for inflation) in annual compensation may be taken into account.
   The annual monthly retirement benefit under the Supplemental Plan is one-twelfth of the product of two percent of annual base salary at retirement multiplied by years of credited service to a maximum of 30 years, less the benefit payable under the Pension Plan. The benefits of certain individuals covered by the Supplemental Plan may be subject to limitations. The table below illustrates the maximum total amount of annual pension payments, computed on a straight life annuity basis, under both the Pension Plan and the Supplemental Plan for an employee whose annual base salary at retirement and years of service are as specified:

  Base Salary          10 Years            20 Years            30 Years
 at Retirement        of Service          of Service          of Service
$ 55,000               $11,000            $ 22,000            $ 33,000
  90,000                18,000              36,000              54,000
 140,000                28,000              56,000              84,000
 190,000                38,000              76,000             114,000
 250,000                50,000             100,000             150,000
 300,000                60,000             120,000             180,000
 350,000                70,000             140,000             210,000

The term "base salary" used in the above table refers to the column of the Summary Compensation Table on page 8 labeled "Salary."
      For the purpose of determining the pension benefits payable under the Pension Plan and the Supplemental Plan, estimated years of credited service as of the end of the calendar year 1998 covered by the Plans for executive officers named in the Summary Compensation Table are as follows: Mr. McKenna, 6 years; Mr. Corwin, 27 years; Mr. Gleason, 31 years; and Mr. Arena, 3 years.
      The estimated annual benefits payable under the Pension Plan upon retirement at normal retirement age for Messrs. Gleason and Arena are $63,000 and $37,000, respectively. The combined estimated annual benefits payable under the Pension Plan and the Supplemental Plan upon retirement at normal retirement age for Messrs. McKenna and Corwin are $124,000 and $99,000, respectively. The above annual benefits were computed on a straight life annuity basis and assume continued employment to age 65 with no increase in compensation covered by the Plans.
      Benefits are presently being paid to some individuals covered under the Supplemental Plan. The Company has purchased, and is the beneficiary of, insurance on the lives of participants under the Supplemental Plan. The proceeds of the policies will reimburse the Company for some or all costs, including Supplemental Plan benefits, insurance premiums and a factor for the use of the Company's money. It is expected that the Supplemental Plan will aid the Company in continuing to retain and motivate key employees. Messrs. McKenna and Corwin will be eligible to receive benefits under the Supplemental Plan.

                     EMPLOYEE SAVINGS AND PROTECTION PLAN

      Employees of the Company are eligible to participate in the Company's Employee Savings and Protection Plan on the first of the month following employment. Under the Plan, participants may contribute up to twelve (12) percent of their gross earnings for investment in cash, stock and mutual investment funds. The Company bears the cost of operating the Plan, but does not make matching contributions.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officer, directors and greater-than-10% shareholders were complied with during the fiscal year ended June 30, 1999.

                              Proposal Number Two
                     REAPPOINTMENT OF INDEPENDENT AUDITORS

       Subject to shareholder approval, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as independent auditors to examine the Company's financial statements for its fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP and its predecessors have served as the Company's independent auditors for many years.
      As in prior years, a representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement and respond to questions.

                      VOTE REQUIRED TO RATIFY APPOINTMENT

      Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Meeting. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment.
      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 2000 fiscal year. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their Proxies.


                         PROPOSALS BY SECURITY HOLDERS

      Notice of any matter intended to be presented by a shareholder for action at the 2000 Annual Meeting of Shareholders must be given to the Secretary of the Company at its office in East Aurora, New York, by personal delivery or certified mail and must comply with the advance notice procedures and information requirements set forth in the By-Laws of the Company. Notice of such matter must be received not later than May 18, 2000, nor before April 18, 2000.
      In order to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting under regulations of the Securities and Exchange Commission, a shareholder proposal must be received by the Company not later than May 18, 2000.

                             COST OF SOLICITATION

      The Company will pay the expenses of soliciting proxies for the Meeting. Solicitations of proxies may be made by personal calls upon, or telephone or other electronic communications with, shareholders or their representatives by directors, officers, employees and agents of the Company. Directors, officers and employees are not compensated specially for these services.
      The Company will request persons, such as banks, brokers, nominees and fiduciaries, holding stock in their names for others, to forward proxy material to their principals and request authority for the execution of the proxies. The Company will reimburse such persons and entities for their expenses in so doing. In addition, Innisfree M&A Incorporated has been engaged to assist in the solicitation of proxies for an estimated fee of $15,000.


                                 OTHER MATTERS

      The Board of Directors does not know of any other matters that may come before the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the proxy will vote thereon according to their best judgment of such matters.
      Shareholders are urged to forward their proxies without delay. A prompt response will be greatly appreciated.



East Aurora, New York                        By Order of the Board of Directors
September 15, 1999                           John B. Drenning, Secretary